EIGHTH AMENDMENT TO THE
                    PERCEPTRON, INC. 1992 STOCK OPTION PLAN


         Pursuant to the Amendment provisions in Section 9.2 of the Perceptron, Inc. 1992 Stock Option Plan ("Plan") and the approval of the Board of Directors of Perceptron, Inc. ("Company"), the Plan is hereby amended as set forth below.

         1. Section 4.4 of the Plan (Option Price) shall be amended and restated in its entirety to read as follows:

                 4.4 Option Price. The Committee shall, in its discretion, establish, at the time at which any option is granted, the purchase price of each share of stock covered by such option; provided, however, that the option price of an option shall not be less than 100% of the fair market value of the shares covered by the option on the date such option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 8 of this Plan. For purposes of this Plan, the fair market value of each share shall be deemed to be:

                         (a)  the mean between the highest and lowest
                 reported sale prices on any domestic stock exchanges on which the Stock is then listed; or

                         (b) if the Stock is not listed on any domestic stock exchange, the mean between the closing high bid and low asked price as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotations); or

                         (c) if the Stock is listed on a domestic exchange or quoted in the domestic over-the-counter market, but there are no reported sales or quotations, as the case may be, on the given date, the value determined pursuant to (a) or (b) above, using the reported sale prices or quotations on the last previous date on which so reported; or

                         (d) if none of the foregoing clauses apply, the fair value as determined in good faith by the Committee.

                 THIS EIGHTH AMENDMENT is hereby adopted as of July 11, 1996.

                                          PERCEPTRON, INC.


                                          By:/S/ Alfred A. Pease
                                             --------------------------
                                             Alfred A. Pease, President
                                             and Chief Executive Officer